FOR IMMEDIATE RELEASE

DUCKWALL-ALCO STORES ANNOUNCES RESUMPTION OF STOCK REPURCHASE PROGRAM

Abilene, Kan. (January 26, 2012) – Duckwall-ALCO Stores, Inc. (NASDAQ: DUCK) announced today that it is resuming the Company’s stock repurchase program.

The original buy-back authorization in 2006 had approved the repurchase of 200,000 shares. Of those 200,000 shares, 25,534 have been repurchased at various times, leaving 174,466 shares available to be repurchased.

Duckwall-ALCO Board Chairman Royce Winsten said, “The Board believes it to be a good use of shareholders’ capital to buy the Company’s stock at current prices. We are confident this decision will benefit our shareholders in the long run.”

About Duckwall-ALCO Stores, Inc.
Duckwall-ALCO Stores, Inc. is a broad-line retailer, primarily located in small underserved communities across 23 states.  The Company has 216 ALCO stores that offer both name brand and private label products of exceptional quality at reasonable prices.  We are proud to have continually provided friendly, personal service to our customers for the past 111 years.  To learn more about the Company, visit www.ALCOstores.com.

Forward-looking statements
This press release contains forward-looking statements, as referenced in the Private Securities Litigation Reform Act of 1995 (“the Act”). Forward-looking statements can be identified by the inclusion of “will,” “believe,” “intend,” “expect,” “plan,” “project” and similar future-looking terms. You should not rely unduly on these forward-looking statements. These forward-looking statements reflect management’s current views and projections regarding economic conditions, retail industry environments, and the Company performance. Forward-looking statements inherently involve risks and uncertainties, and, accordingly, actual results may vary materially. Factors which could significantly change results include but are not limited to: sales performance, expense levels, competitive activity, interest rates, changes in the Company’s financial condition, and factors affecting the retail category in general. Additional information regarding these and other factors may be included in the Company’s 10-Q filings and other public documents, copies of which are available from the Company on request and are available from the United States Securities and Exchange Commission.

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For more information, contact:
Wayne S. Peterson
Senior Vice President – Chief Financial Officer
785-263-3350 X164
email: wpeterson@ALCOstores.com

or

Debbie Hagen
Hagen and Partners
913-642-6363
email: dhagen@hagenandpartners